Exhibit 4

                  EMMET, MARVIN & MARTIN, LLP        177 MADISON AVENUE
                       COUNSELLORS AT LAW        MORRISTOWN, NEW JERSEY 07960
                              _____                    (973) 538-5600
                                                     FAX: (973) 538-6448
                          120 Broadway                      _____
                    New York, New York 10271
                              _____              1007 ORANGE STREET, SUITE 1460
                                                    WILMINGTON, DELAWARE 19801
Writer's Direct Dial      (212) 238-3000                 (302) 472-7000
                          (212) 653-1760               FAX: (302) 472-7120
                             _____                         _____

                      Fax: (212) 238-3100          1351 WASHINGTON BOULEVARD
                      Fax: (212) 653-1730       STAMFORD, CONNECTICUT 06902-4543
                  http://www.emmetmarvin.com           (203) 425-1400
                                                    FAX: (203) 425-1410

                                           September 29, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Ordinary Shares of Novogen Limited
      -------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Novogen Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP